UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010 (July 8, 2010)

Lightwave Logic, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Continental Drive, Suite 110, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 302-356-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Lightwave Logic, Inc. (the “Company”) was held on Thursday, July 8, 2010. As of the close of business on June 6, 2010, the Company had outstanding 42,077,042 shares of common stock, of which 31,775,976 shares were represented at the meeting by proxy and in person. The matters voted upon and the final results of the voting were as follows:

The following persons were elected to the Board of Directors to serve until the 2011 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Shares Voted For Election	Shares Withheld	Broker Non-votes
James S. Marcelli Frederick J. Goetz, Jr. Andrew J. Ashton Philips W. Smith Ross Fasick William C. Pickett, III Thomas E. Zelibor	18,426,467 18,449,332 18,437,392 18,501,327 18,489,387 18,489,387 18,501,327	78,460 55,595 67,535 3,600 15,540 15,540 3,600	13,271,049 13,271,049 13,271,049 13,271,049 13,271,049 13,271,049 13,271,049

The approval of an amendment to the Company’s 2007 Employee Stock Plan (the “Plan”) to increase the number of shares of Company common stock available for issuance under the Plan from 3,500,000 to 6,500,000 2010 was approved by a vote of 17,942,568 shares for approval and 454,278 shares against approval, with 108,081 shares abstaining. Broker non-votes were 13,271,049.

The appointment of Morison Cogen LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by a vote of 31,689,623 shares for the appointment and 47,651 shares against the appointment, with 38,702 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By: /s/ James S. Marcelli

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   James S. Marcelli

Dated July 13, 2010